EXHIBIT 10uu
AMENDMENT NUMBER 1
TO THE
BRISTOL-MYERS SQUIBB COMPANY
BENEFIT EQUALIZATION PLAN-SAVINGS AND INVESTMENT PROGRAM
(As amended and restated effective as of January 1, 2012)

WHEREAS, Bristol-Myers Squibb Company (the “Company”) sponsors and maintains the Bristol-Myers Squibb Company Savings and Investment Program, as amended and restated effective as of January 1, 2021 (the “SIP”) for the benefit of certain employees;
WHEREAS, the SIP participates in the Master Trust Agreement between Fidelity Management Trust Company and the Company (the “Savings Plan Master Trust”), with all assets allocable to the SIP held under an account referred to as the “Savings Plan Trust Account”;
WHEREAS the Company also sponsors the Bristol-Myers Squibb Company Benefit Equalization Plan-Savings and Investment Program (the “BEP-SIP”), the purpose of which is to provide benefits for certain employees participating in the SIP whose benefits under that plan are or will be limited by the application of certain limitations contained in the Internal Revenue Code of 1986, as amended (the “Code”);
    WHEREAS, the Company also sponsored and maintained the Bristol-Myers Squibb Company Retirement Income Plan (the “Retirement Plan”);
    WHEREAS, the Retirement Plan was terminated effective February 1, 2019;
    WHEREAS, Section 1A.5 of the Retirement Plan provides that following the satisfaction of all benefit liabilities, and the payment of (or reservation for) the reasonable administrative expenses of the Retirement Plan, any residual assets shall be transferred to a qualified replacement plan (within the meaning of Section 4980(d)(2) of the Code) in accordance with the requirements of Section 4980(d);
WHEREAS, the Bristol-Myers Squibb Company Pension Committee (the “Pension Committee”) and the Bristol-Myers Squibb Company Savings Plan Committee (the “Savings Plan Committee”) designated the SIP the “qualified replacement plan”, to which surplus Retirement Plan assets were transferred after the satisfaction of all benefit liabilities and the payment of (or reservation for) all reasonable administrative expenses of the Retirement Plan;
    WHEREAS the Pension Committee directed the transfer, to the Savings Plan Trust Account, of all assets in the Master Trust allocated to the Retirement Plan, other than amounts reserved for expenses and assets held in a retiree medical account (such transfer to be referred to as the “QRP Transfer”);
    WHEREAS, the Savings Plan Committee adopted an amendment to the SIP, specifying a suspense account under which the transferred assets are to be held, a schedule pursuant to which the transferred amounts and earnings thereon held in the suspense account are to be withdrawn, and a formula pursuant to which the amounts withdrawn are to be allocated among participant accounts, all in accordance with the requirements of Section 4980(d) of the Code; and

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WHEREAS, the Company’s Compensation and Management Development Committee has delegated to the Savings Plan Committee certain authority to amend the BEP-SIP;
WHEREAS, by Unanimous Written Consent, the Savings Plan Committee approved amendment to the BEP-SIP making the changes set forth herein, and authorized and directed the undersigned to execute and deliver an amendment reflecting the changes made;
NOW THEREFORE, the BEP-SIP is hereby amended as follows, effective as of January 1, 2020, except as otherwise indicated:
1.     “The definition of “Non-Elective Credits” shall be revised to read as follows:
“Non-Elective Credits” means amounts credited to a Participant’s Plan Account for periods on and after January 1, 2020 pursuant to Section IV.D.2, and amounts credited to a Participant’s Plan Account prior to that date as “Non-Elective Credits” under the terms of the Plan as then in effect.
2.    The definition of Pre-Tax Contributions is hereby revised to read as follows:
“Pre-Tax Contributions” shall have the meaning set forth for such term in the SIP, provided that references to Pre-Tax Contributions in this Plan shall include Roth Contributions, and, for the avoidance of doubt, shall exclude all “Catch-up Contributions” as defined under the SIP.”
3.    The following new definition is added effective January 1, 2021:
““Roth Contributions” shall have the meaning set forth for such term in the SIP and, for the avoidance of doubt, shall exclude all “Roth Catch-Up Contributions” as defined under the SIP.”
4.    The following new definition is added to Article I of the Plan after the definition of “Savings Plan Committee”:
“ ‘Section 5A.3 Allocation’ shall have the meaning ascribed to that term in Section IV. D.2.”
5.     Section IV.A(2)(b) is hereby revised to read as follows:
“A Participant’s deferral election under this Plan for a Plan Year: (i) must be completed no earlier than the start of and prior to or on the last day of an annual enrollment period established by the Plan Administrator, which annual enrollment period shall end no later than the last day of the Plan Year prior to the Plan Year to which the annual enrollment period relates; (ii) may be modified or revoked during the annual enrollment period; (iii) will apply only to the Plan Year beginning immediately following the Plan Year in which the annual enrollment period falls, and to subsequent Plan Years until modified or revoked; (iv) will apply only to Annual Salary for services performed during the Plan Year beginning immediately following the Plan Year in which the annual enrollment period falls, and to subsequent Plan Years until modified or revoked; (v) will be irrevocable as of the close of business on the last day of the annual

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enrollment period; (vi) allows the Participant to defer receipt of any percentage of Annual Salary not less than 2% and not more than 75% for periods on and after January 1, 2021 (25% for periods after December 31, 2012 and prior to January 1, 2021, and 20% for periods prior to January 1, 2013) in whole percentages; and (vii) may not be modified or revoked after the start of the Plan Year to which it relates, subject to Sections IV.E and VI.K.”
6.     The second paragraph of Section IV.A.2(c)(ii) is hereby revised to read as follows:
“Under the terms of the SIP, adjustments by a Participant after the commencement of a Plan Year (or in the case of a Participant described in Section IV.A.3, after the end of the special election period described therein) of the percentage of his or her Pre-Tax Contributions, or After-Tax Contributions that would result in a modification of the amount deferred under this Plan in excess of the limits described in Section IV.A.2(c)(i) and (ii), as applicable, are not permitted, and any attempt by the Participant to make such adjustment will not be recognized under this Plan, including without limitation, for purposes of the provisions of Sections IV.B, IV.C and IV.D, as applicable.”
7.     Section IV.A.3 is hereby revised to read as follows:
Notwithstanding anything herein to the contrary, if the Savings Plan Committee or its delegate so permits, an Employee who first becomes eligible to participate in the SIP during a calendar year may make a deferral election under the Plan with respect to Compensation for services performed after the election becomes irrevocable, provided that any election made pursuant to this Section IV.A.3: (a) must be completed no later than 30 days after the Employee first becomes eligible to participate in the SIP in accordance with Article II of the SIP (the “Eligibility Date”) or such shorter period that is specified by the Savings Plan Committee and communicated to the Participant; (b) will apply only to Annual Salary for services performed after the election becomes irrevocable until modified or revoked; (d) will be irrevocable as of the close of the 30th day after the Eligibility Date or such earlier date that is specified by the Savings Plan Committee and communicated to the Participant and may not be modified or revoked after such date until the next annual enrollment period, subject to Sections IV.E and VI.K; and (e) allows the Participant to defer receipt of any percentage of Annual Salary not less than 2% and not more than 75% for periods on and after January 1, 2021 (25% for periods after December 31, 2012 and prior to January 1, 2021, and 20% for periods prior to January 1, 2013), in whole percentages.”
8.     New Section 4(a)(4) is hereby added after Section 4(a)(3):
“(4)     All elections under the Plan shall be subject to such rules and procedures as the Savings Plan Committee may establish and apply on a uniform and nondiscriminatory basis. Without limiting the generality of the foregoing, the Savings Plan Committee may allow Employees to file separate elections, with different deferral percentages, for different components of Annual Salary (such components to be designated by the Savings Plan Committee), provided that the percentage elected with respect to each such component must be not less than 2% and not more than 75%.”

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9.     Section IV.B of the Plan is hereby revised to read as follows, effective January 1, 2021:
“Code Section 415 Deferral Credits. The Plan Account of each Participant shall be credited (at the time specified in Section IV.A.2(e)) with Deferral Credits under this Section IV.B if such Participant (1) meets the requirements of Section IV.A.2 or Section IV.A.3 for a Plan Year and (2) is precluded from making additional Pre-Tax, or After-Tax Contributions to his SIP Account in a given payroll period of a Plan Year due to the limitations of Section 415 of the Code for such Plan Year. The Deferral Credits credited under this Section IV.B shall equal the percentage of the Participant’s Annual Salary that he elected to defer under the Plan for such Plan Year for the period commencing with the first payroll period that the Participant is entirely precluded from making any additional contributions to his or her SIP Account due to the application of section 415 of the Code, and ending with the last payroll period of the Plan Year. For any payroll period as to which only a portion of the Participant’s additional contributions to the SIP are limited due to the application of section 415 of the Code, no Deferral Credits shall be credited under the Plan to the Participant’s account for that payroll period; instead Deferral Credits shall commence as of the immediately following payroll period.”
10.     Section IV.C of the Plan is hereby revised to read as follows, effective January 1, 2021:
Code Section 401(a)(17) Deferral Credits. The Plan Account of each Participant shall be credited (at the time specified in Section IV.A.2(e)) with Deferral Credits under this Section IV.C if such Participant (1) meets the requirements of Section IV.A.2 or Section IV.A.3 for a Plan Year and (2) is precluded from making additional Pre-Tax, or After-Tax elective deferrals to his or her SIP Account in a given payroll period of a Plan Year because the Participant’s Annual Salary exceeds the limitations of section 401(a)(17) of the Code for such Plan Year. The Deferral Credits credited under this Section IV.C shall equal the percentage of the Participant’s Annual Salary that he elected to defer under the Plan for such Plan Year for the period commencing with the first payroll period that the Participant’s additional contributions to his or her SIP Account are entirely precluded due to the application of section 401(a)(17) of the Code, and ending with the last payroll period of the Plan Year. For any payroll period where only a portion of the Participant’s additional contributions are limited due to the application of section 401(a)(17) of the Code, no Deferral Credits shall be credited under the Plan to the Participant’s account for that payroll period; instead Deferral Credits shall commence as of the immediately following payroll period.”
11.    Section IV.D.2 is hereby amended to read as follows:
“2.    Non-Elective Credits. For years beginning on or after January 1, 2020, the Plan Account of each Participant shall also be credited each Plan Year with an amount of Non-Elective Credits equal to (i) the total amount that would have been allocated to the Participant’s SIP Account pursuant to Section 5A.3 of the SIP for such Plan Year but for the limitations of sections 415 and 401(a)(17) of the Code; reduced by (ii) the amount actually allocated to the Participant’s SIP Account pursuant to Section 5A.3 of the SIP for such Plan Year (An allocation described in clause (ii) of the preceding sentence is referred to as a “Section 5A.3 Allocation”). Non-Elective Credits for a Plan Year shall be credited to a Participant’s Plan Account at the

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same time that Section 5A.3Allocations are credited to Participants’ SIP Accounts for such Plan Year (or would have been allocated but for the limitations of sections 415 and 401(a)(17)).
12.    Section V is hereby amended to read as follows:

“V.     VESTING.
A Participant shall at all times be 100% vested in his or her Deferral Credits and BEP-Retirement Plan Credits (and any Investment Adjustments attributable thereto). A Participant shall become vested in Employer Credits (and any Investment Adjustments attributable thereto) at the same time the corresponding Matching Contributions, Additional Annual Contributions, Transition Contributions, and Section 5A.3 Allocations allocated to the Participant’s SIP Account become vested under the SIP (or upon becoming a Participant in the Plan if the Participant’s Matching Contributions, Additional Annual Contributions, Transition Contributions and/or Section 5A.3 Allocations are already vested under the SIP at such time).”

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IN WITNESS WHEREOF, on behalf of and as authorized by the Savings Plan Committee, the undersigned has executed this Amendment Number 1 to the BEP-SIP this _____ day of December, 2020.

                        ____________________________
                        Lisa S. Goldey
Senior Vice President, Total Rewards and People Services
Authorized Member, Bristol-Myers Squibb Company Savings Plan Committee

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